Midland States Bancorp, Inc. First Quarter 2026 Earnings Presentation April 23, 2026

2 Forward Looking Statements Forward-Looking Statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward- looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Use of Non-GAAP Financial Measures: Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include “Adjusted pre-provision net revenue,” “Adjusted pre- provision net revenue per diluted share,” “Adjusted pre-provision net revenue to average assets,” “Adjusted earnings,” “Adjusted earnings available to common shareholders,” “Adjusted diluted earnings per common share,” “Efficiency ratio,” “Tangible common equity to tangible assets,” and “Tangible book value per share.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.

Building a High Performing, Tech-Forward Community Bank

Where We Are Today

Building Blocks For Growth

$6.5B Assets	$4.3B Loans	$5.4B Deposits	$4.5B AUM/A

- Midland States Bank operates 53 branches/offices in Illinois and Missouri
- Presence in stable, lower deposit cost Midwestern markets
- Significant commercial growth opportunities in St. Louis and Chicago
- Comprehensive wealth and trust product offering
- Evolving tech-forward strategy, including Fintech services
- Reducing credit risk exposure

Core Businesses

- Commercial Banking
- Personal Banking
- Private Wealth Management
- Trust Services
- Fintech Services

Where We're Going

Growing Commercial Banking
- Invest in team and technology to grow and deepen relationships
- Focus on higher growth St. Louis & greater Chicago markets

Accelerating Growth in Wealth
- Invest in technology and people
- Cross sell with commercial and retail clients
- Continue adding new advisors

Improving Operational Capabilities
- Expand data and analytics capabilities
- Strengthen credit processes and controls
- Automate back-office processes using AI and RPA

Building Tech-Forward Strategy
- Third party loan program at $60.2 million carries full credit indemnification
- Fintech Services continuing to seek high quality partners

Ongoing Reduction of Non-Core Loans
- Continue to reduce specialty finance exposure to less than 10% of loans
- Ongoing efforts to work-out / sell NPAs

3

Midland

4 3.91% net interest margin; increased 17 bps due to 14 bp decline in deposit costs to 1.81%, a favorable shift in securities mix and 2 bp increase in loan yield; new loan originations at ~6.6% Strong Community Bank trends: loans increased $68.8 million, or 8.3% annualized; total deposits increased $79.8 million Wealth Management AUA of $4.47 billion and revenue of $8.2 million in Q1, relatively stable compared to LQ Continued credit management: reduced non-performing assets by $6.8 million in Q1; NPAs to assets at 0.91%, a decrease of 10 bp compared to LQ First Quarter 2026 Highlights

5 First Quarter 2026 Financial Summary EPS Adjusted PPNR 1 Loans Deposits Capital • Adjusted PPNR1 of $30.5 million, or 1.91% on average assets • Net interest income of $57.4 million benefited from 14 bp reduction in deposit costs • Noninterest income remained relatively steady to LQ excluding credit enhancement income • Community Bank loan portfolio increased $68.8 million, or 8.3% annualized. Total loans decreased $13.4 million from LQ, primarily due to anticipated runoff within our specialty finance and non-core portfolios • Provision of $5.0 million, $6.6 million decrease from LQ • Total deposits increased $15.7 million; driven by retail deposit growth of $81.6 million, offset by a decrease in wealth management, servicing and brokered deposits • Loan to deposit ratio declined to 79.75% reflecting increased liquidity • Consolidated CET1 ratio of 9.98%; Total Capital ratio of 15.27% • All capital ratios increased from LQ • Repurchased $7.8 million of common stock during the quarter • Fully diluted EPS of $0.74 for first quarter of 2026 • Adjusted diluted EPS1 of $0.79 1 Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

First Quarter 2026 Results

(dollars in millions, except for per share data)	As of and for the Three Months Ended				
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net interest income	$ 57.4	$ 58.7	$ 61.1	$ 58.7	$ 58.3
Provision for credit losses	5.0	11.6	20.0	17.4	10.9
Total noninterest income	22.1	26.9	20.0	23.5	17.8
Total revenue	**79.5**	**85.6**	**81.1**	**82.2**	**76.1**
Total noninterest expenses	**50.4**	**77.2**	**49.8**	**50.0**	**203.0**
Income (loss) before taxes	24.1	(3.2)	11.3	14.9	(137.8)
Net income (loss)	**18.5**	**(2.9)**	**7.6**	**12.0**	**(141.0)**
Net income (loss) available to common shareholders	**16.2**	**(5.1)**	**5.3**	**9.8**	**(143.2)**
Diluted earnings (loss) per share	**0.74**	**(0.24)**	**0.24**	**0.44**	**(6.58)**
Adjusted diluted earnings (loss) per share [1]	**0.79**	**0.54**	**0.25**	**0.48**	**0.51**
Total assets	**$ 6,548.0**	**$ 6,513.4**	**$ 6,911.5**	**$ 7,107.9**	**$ 7,284.8**
Gross loans receivable (ex. HFS)	4,338.6	4,352.0	4,867.6	5,035.3	5,018.1
Allowance for credit losses on loans & leases	(67.9)	(69.2)	(100.9)	(92.7)	(105.2)
All other assets	2,277.3	2,230.6	2,144.8	2,165.3	2,371.9
Total liabilities	**5,989.0**	**5,947.9**	**6,327.5**	**6,534.2**	**6,713.4**
Total deposits	5,440.1	5,424.4	5,604.8	5,946.9	5,936.4
Borrowings	470.5	432.1	598.5	482.9	667.3
Other liabilities	78.5	91.5	124.2	104.3	109.6
Total shareholders' equity	**559.0**	**565.5**	**584.0**	**573.7**	**571.4**
Adjusted PPNR [1]	**$ 30.5**	**$ 31.6**	**$ 31.6**	**$ 33.3**	**$ 27.6**
NPA / Total assets	**0.91 %**	**1.01 %**	**1.02 %**	**1.15 %**	**2.08 %**
Wealth assets under administration	**4,474.2**	**4,479.0**	**4,363.8**	**4,181.2**	**4,101.4**
Efficiency ratio [1]	**62.2 %**	**63.0 %**	**61.0 %**	**59.9 %**	**63.8 %**
Tangible book value per share [1]	**$ 20.77**	**$ 20.70**	**$ 21.16**	**$ 20.68**	**$ 20.54**
Common shares outstanding at period end	**20,813,975**	**21,169,854**	**21,543,557**	**21,515,138**	**21,503,036**

[1] Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

6

Midland

7 Strong Liquidity & Regulatory Capital • Strong regulatory capital ratios at bank and holding company, well-above minimum buffers • Near-term focus on building CET1 over 10%, and TCE / TA ratio over 7.0% • Additional 1Q26 ratios: ‒ 38.3% C&L as a % of Total RBC ‒ 277.8% CRE as a % of Total RBC 1 • Board authorized $25.0 million share repurchase plan in Q4 2025, $7.6 million remaining to be repurchased 1 Represents non-owner occupied CRE loans only Abundant Excess Liquidity Building Excess Capital • $4.24 billion total insured deposits • 16.8% liquidity on balance sheet (Cash & Investment Securities) • Stable insured deposit base, brokered time deposits less than 1% of total deposits as of March 31, 2026 • $478.5 million of servicing deposits • Investment securities all classified as available for sale • Effective duration is 4.4 years, carrying an average T/E yield of 4.25% Consolidated Capital Ratios 6.62% 9.98% 10.35% 13.48% 15.27% 6.74% 9.89% 9.90% 13.37% 15.16% Q1 2026 Q4 2025 TCE/TA Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC 2.08X Liquidity Coverage $2,213 $1,207 $114 $895 $872 $332 Cash & Cash Equiv Unpledged Securities FHLB Committed Liquidity FRB Discount Window Availability Liquidity Uninsured Depositors

8 Loan Portfolio Total Loans and Average Loan Yield (in millions, as of quarter-end) • Loans decreased $13.4 million from prior quarter to $4.34 billion, driven by anticipated runoff within our specialty finance and non-core portfolios • Community Bank balances increased $68.8 million, supported by continued growth in commercial clients with full banking relationships • Continued focus on prudent underwriting standards and higher credit quality relationships Loan Portfolio Mix (in millions, as of quarter-end) 1Q 2026 4Q 2025 1Q 2025 Commercial loans and leases $ 1,260 $ 1,230 $ 1,643 Commercial real estate 2,322 2,343 2,592 Construction and land development 276 286 265 Residential real estate 345 350 373 Consumer 135 144 145 Total Loans $ 4,339 $ 4,352 $ 5,018 $5,018 $5,035 $4,868 $4,352 $4,339 6.26% 6.20% 6.50% 6.28% 6.30% Total Loans Average Loan Yield 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026

9 Loan Segments Loan Segment Mix • Total loans in our Community Bank increased $68.8 million, or 8.3% annualized, to $3.40 billion, concentrated in our Northern and Eastern regions • Commercial pipelines remain strong and unfunded commitments increased in our Community Bank • Recently added talent across the franchise is driving quality loan relationships and commercial deposit growth Loan Portfolio Segments (in millions, as of quarter-end) 1Q 2026 4Q 2025 1Q 2025 Regions: Eastern $ 990 $ 972 $ 898 Northern 759 712 747 Southern 714 729 712 St. Louis 935 915 903 Community Bank 3,397 3,328 3,259 Other: Specialty Finance 614 668 868 Non-Core and Other 328 356 891 Total Loans $ 4,339 $ 4,352 $ 5,018 Community Bank, 78.3% Specialty Finance, 14.1% Non-Core and other, 7.6%

Credit Management Update

	Overview	Action	Q1 2026 Financial Impact

Non-Core Loans	• Portfolios originated by Fintech partners GreenSky & LendingPoint
	• Retained Midland Equipment Finance (MEF) portfolio
	• Unsecured portfolios which have exhibited increasing delinquencies & deterioration
		• Strategic decision to exit these portfolios:
		  • Sold substantially all of the MEF portfolio in November 2025
		  • Sale of GreenSky portfolio in April 2025
		  • Sale of LendingPoint in December 2024
			• Remaining third party portfolio: **$60.2M** [1]
			• Retained GreenSky: **$41.7M**
			• Retained MEF: **$51.7M**

Specialty Finance Group	• Nationwide portfolio providing bridge loan financing for commercial real estate • Primarily multifamily and healthcare • Impacted by macroeconomic factors resulting in elevated NPLs	• Strategic review in 2024 resulted in downgrades and charge-offs • Stopped future origination of construction/rehab in 2025 • Tightened underwriting standards • Working to resolve non-performing assets	• NPA's at 3/31/26: **$8.4M**

[1] Guaranteed program

10

Midland

Non-Performing Asset Update

(dollars in thousands)

	Loan Segment	Balance 1Q 2025	Balance 2Q 2025	Balance 3Q 2025	Balance 4Q 2025	Balance 1Q 2026	Notes
Loan 1	CRE - Multifamily - Florida	$ 16,262	$ —	$ —	$ —	$ —	Note sold Q3 2025
Loan 2	CRE - Multifamily - Wisconsin	13,659	716	716	—	—	Property sold Q2 2025
Loan 3	CRE - Multifamily - Florida	11,092	—	—	—	—	Note sold Q3 2025
Loan 4	CRE - Office - Florida	9,285	9,285	7,988	7,988	7,988	Partial charge off Q3 2025
Loan 5	CRE - Multifamily - Michigan	8,399	8,399	5,534	—	—	Note sold Q4 2025
Loan 6	CRE - Multifamily - South Carolina	8,140	8,140	—	—	—	Paid in full Q2 2025
Loan 7	CRE - Asst Living - South Carolina	7,806	—	—	—	—	Charged off Q2 2025
Loan 8	CRE - Asst Living - Nevada	7,737	—	—	—	—	Note sold Q2 2025
Loan 9	C&I Relationship - Illinois	11,377	5,445	5,445	5,445	5,445	Partial charge off Q2 2025
Loan 10	CRE –Multifamily - Texas	—	—	—	14,336	13,208	Partial charge off Q1 2026
Loan 11	CRE - Office - Illinois	6,101	6,050	5,265	5,205	5,205	
Loan 12	CRE - Asst Living - Illinois	5,590	5,540	5,405	4,418	4,418	Partial charge off Q3 and Q4 2025
	Large Exposures	**$ 105,448**	**$ 43,575**	**$ 30,353**	**$ 37,392**	**$ 36,264**	
	Midland Equipment Finance	11,099	11,629	11,818	1,626	1,194	Remaining portfolio after 2025 sale
	Non-Core Loan Programs	5,670	3,608	4,196	4,509	4,494	Credit guarantee by sponsor
	All Other Loans	23,473	21,300	22,336	21,956	16,839	Loan charged off and held for sale related to anticipated note sale ($3.9 million)
	Total Non-Performing Loans	**$ 145,690**	**$ 80,112**	**$ 68,703**	**$ 65,483**	**$ 58,791**	
	NPL's / Total Loans	*2.90 %*	*1.59 %*	*1.41 %*	*1.50 %*	*1.36 %*	
	Total OREO & Repossessed Assets	5,574	1,663	1,666	606	514	
	Total Non-Performing Assets	**$ 151,264**	**$ 81,775**	**$ 70,369**	**$ 66,089**	**$ 59,305**	
	NPA's / Total Assets	*2.08 %*	*1.15 %*	*1.02 %*	*1.01 %*	*0.91 %*	

11

Midland

12 Improving Credit, Strong Community Bank Trends Allowance for Credit Losses (ACL) Net Charge Offs (Recoveries) – Community Bank Loans vs. Other 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Risk Rating Balance % Balance % Balance % Balance % Balance % 1-6 Acceptable $4,157 83% $4,238 84% $4,104 84% $3,613 83% $3,613 83% 7 Special Mention 68 1% 84 2% 79 2% 63 2% 52 1% 8 Substandard Accruing 75 1% 58 1% 79 2% 76 2% 92 2% 9 Substandard Non-Accrual 140 3% 77 2% 65 1% 61 1% 58 2% Not Graded 1 578 12% 578 11% 541 11% 538 12% 524 12% Total Gross Loans $5,018 $5,035 $4,868 $4,352 $4,339 Non-performing Loans $146 $80 $69 $65 $59 % of Total Loans 2.90% 1.59% 1.41% 1.50% 1.36 % Non-performing Assets $151 $82 $70 $66 $59 % of Total Assets 2.08% 1.15% 1.02% 1.01% 0.91% (in millions, as of quarter-end)(in millions, as of quarter-end) (dollars in millions) 1 Mainly Residential & Consumer loans including the GreenSky & Lending Point portfolios are not graded $105 $93 $101 $69 $68 2.10% 1.84% 2.07% 1.59% 1.56% Allowance for credit losses ACL/Loans 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 $1 $8 $1 $5 $4 $16 $22 $11 $39 $3 Community Bank All Other 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026

13 Total Deposits • Total deposits increased $15.7 million compared to prior quarter primarily due to an increase in money markets of $46.8 million and checking of $31.0 million, offset by decreases in time deposits of $43.7 million and non- interest bearing of $26.6 million • Reduced higher cost funding and managing deposit rates resulted in 14 bp decrease in cost of deposits • Continue proactive deposit pricing discipline to balance growth and cost of deposits Deposit Mix (in millions, as of quarter-end) 1Q 2026 4Q 2025 1Q 2025 Noninterest-bearing demand $ 1,014 $ 1,040 $ 1,091 Interest-bearing: Checking 1,886 1,855 2,161 Money Market 1,296 1,249 1,154 Savings 496 488 523 Time 723 749 819 Brokered time 25 43 189 Total Deposits $ 5,440 $ 5,424 $ 5,936 Total Deposits and Cost of Deposits (in millions, as of quarter-end) $5,936 $5,947 $5,605 $5,424 $5,440 2.29% 2.19% 2.12% 1.95% 1.81% Total Deposits Cost of Deposits 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026

14 Deposit Segments • Community Bank deposits increased, driven largely by increases in existing retail and commercial accounts • High-cost brokered deposit balances continue to decrease • Retail and small business growth initiative continue to generate new customers with focus on full banking relationships Deposit by Channel (in millions, as of quarter-end) 1Q 2026 4Q 2025 1Q 2025 Retail $ 2,905 $ 2,823 $ 2,846 Commercial 1,209 1,194 1,075 Public Funds 456 473 490 Community Bank $ 4,570 $ 4,490 $ 4,412 Wealth & Trust $ 243 $ 266 $ 301 Servicing 478 498 843 Brokered Deposits 126 143 358 Other 23 27 23 Total Deposits $ 5,440 $ 5,424 $ 5,936 Trend of Deposit Channel Mix (in millions, as of quarter-end) $5,936 $5,947 $5,605 $5,424 $5,440 Retail Commercial Public Funds Wealth & Trust Servicing Brokered Deposits Other 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026

Neutral Rate Positioning Supports Margin Stability

- Bank well positioned for rate changes with modest liability sensitive position:
  - 31% of assets reprice within 3 months as of March 31, 2026
  - 68% of our liabilities reprice within 3 month as of March 31, 2026
- **Loan Strategy:** Focused on originating Community Bank loans with full banking relationships

Total Loans and Leases (net of unearned income) [1]

(in millions)

As of March 31, 2026	Repricing Term								Rate Structure		
	3 mos or less	3-12 months	1-3 years	3-5 years	5-10 years	10-15 years	Over 15 years	Total	Floating Rate	Adjustable Rate	Fixed Rate
Commercial loans and leases	$ 702	$ 170	$ 222	$ 117	$ 47	$ 2	$ —	$ 1,260	$ 640	$ 83	$ 538
Commercial real estate	677	313	704	435	170	21	2	2,322	497	291	1,535
Construction and land development	243	18	15	—	—	—	—	276	224	1	51
Residential real estate	68	35	45	51	51	31	64	345	56	89	199
Consumer	21	44	45	18	7	—	—	135	7	—	128
Total	**$ 1,711**	**$ 580**	**$ 1,031**	**$ 621**	**$ 275**	**$ 54**	**$ 66**	**$ 4,339**	**$ 1,424**	**$ 464**	**$ 2,451**
% of Total	39 %	13 %	24 %	14 %	6 %	1 %	2 %	100 %	33 %	11 %	56 %
Weighted Average Rate	6.99 %	5.33 %	5.54 %	5.99 %	4.65 %	4.45 %	4.71 %	6.09 %	7.25 %	5.60 %	5.49 %

- **Deposit Strategy:** Deeper focus on full banking relationships to help drive core checking account growth

15

[1] Based on projected principal payments for all loans plus the next reset for floating and adjustable-rate loans and the maturity date of fixed rate loans.

Midland

16 Wealth Management Contribution Quarterly Performance: • Assets under administration remained stable at $4.47 billion compared to $4.48 billion LQ • Wealth Management fees were relatively flat at $8.2 million compared to LQ • 2025 hiring of wealth advisors positively impacted new business development Strategic Update: • We expect that additions of new advisors in 2025 will continue to generate increased business development opportunities • Investing in technology tools and data to drive customer engagement and cross sell opportunities with Community Bank Assets Under Administration (in millions) Wealth Management Revenue (in millions) $4,101 $4,181 $4,364 $4,479 $4,474 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 $7.35 $7.38 $8.02 $8.27 $8.25 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026

17 Noninterest Income • Noninterest income declined $4.8 million compared to LQ, which included an additional $6.6 million in credit enhancement income as a result of contractual changes in our third-party lending and servicing arrangement in Q4 • Wealth Management revenue remained fairly stable QoQ • Third-party lending agreements are expected to result in credit enhancement income of $2.0 to $3.0 million per quarter in the near term Noninterest Income (in millions) $17.8 $23.5 $20.0 $26.9 $22.1 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other Credit Enhancement Income 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026

18 Noninterest Expense and Operating Efficiency Noninterest Expense & Efficiency Ratio 1 (in millions) • Efficiency Ratio 1 was 62.17% in 1Q 2026 vs. 63.01% in 4Q 2025 • Near-term operating expense run-rate expected to be approximately $50.0 to $51.0 million/quarter • 1Q 2025 includes $154.0 million of goodwill impairment • 4Q 2025 includes $23.1 million from loss on sale of loan portfolios 1 Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. $203.0 $50.0 $49.8 $77.2 $50.4 63.8% 59.9% 61.0% 63.0% 62.2% Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026

19 Financial Outlook • Stable total assets near-term • Focus on relationship community banking • Growing regulatory capital • Continued focus on efficiency • Reduced credit costs in 2026

Appendix

21 ACL By Portfolio Segment 1. Commercial Other: In general, loan originated through Fintech partners and equipment finance loans 2. Consumer Other: Primarily consists of loans originated through the GreenSky relationship. (dollars in thousands) March 31, 2026 December 31, 2025 Portfolio Loans Net Charge-offs ACL ACL % of Total Loans Loans Net Charge-offs ACL ACL % of Total Loans COMMERCIAL: Commercial $ 1,109,478 $ (367) $ 9,864 0.89% $ 1,062,691 $ 1,035 $ 10,355 0.97 % Commercial Other 1 107,033 1,955 14,713 13.75% 115,830 17,515 13,321 11.50 % Equipment Finance Leases 43,803 559 2,671 6.10% 50,981 20,039 3,184 6.25 % COMMERCIAL REAL ESTATE: CRE non-owner occupied 1,419,542 2,710 15,130 1.07% 1,447,894 1,676 14,908 1.03 % CRE owner occupied 461,699 — 5,775 1.25% 444,443 99 5,716 1.29 % Multi-family 376,242 1,127 6,384 1.70% 383,377 1,917 7,192 1.88 % Farmland 64,715 — 364 0.56% 66,950 — 468 0.70 % Construction and Land Development 276,469 35 2,568 0.93% 286,140 396 2,619 0.92 % Residential Real Estate 344,511 (10) 6,203 1.98% 286,178 56 6,147 2.15 % Consumer 93,332 (4) 658 0.71% 99,692 662 725 0.73 % Consumer Other 2 41,749 742 3,545 8.49% 44,383 161 4,079 9.19 % Total Loans $ 4,338,573 $ 6,747 $ 67,875 1.56% $ 4,352,004 $ 43,492 $ 69,219 1.59%

22 Non-GAAP Reconciliations (unaudited) Adjusted Earnings Reconciliation For the Three Months Ended March 31, December 31, September 30, June 30, March 31, (dollars in thousands, except per share data) 2026 2025 2025 2025 2025 Income (loss) before income tax expense (benefit) - GAAP $ 24,112 $ (3,248) $ 11,314 $ 14,868 $ (137,802) Adjustments to noninterest income: (Gain) loss on sales of investment securities, net 1,731 — (14) — — Gain on sale of mortgage servicing rights (2,077) — — — — Loss on limited partnership investments 1,689 134 315 1,028 620 Total adjustments to noninterest income 1,343 134 301 1,028 620 Adjustments to noninterest expense: Loss on sale of loan portfolios — (23,051) — — — Impairment on goodwill — — — — (153,977) Total adjustments to noninterest expense — (23,051) — — (153,977) Adjusted earnings pre-tax - non-GAAP 25,455 19,937 11,615 15,896 16,795 Adjusted earnings tax expense 6,002 5,726 3,836 3,114 3,335 Adjusted earnings - non-GAAP 19,453 14,211 7,779 12,782 13,460 Preferred stock dividends 2,228 2,228 2,229 2,228 2,228 Adjusted earnings available to common shareholders $ 17,225 $ 11,983 $ 5,550 $ 10,554 $ 11,232 Adjusted diluted earnings per common share $ 0.79 $ 0.54 $ 0.25 $ 0.48 $ 0.51 Adjusted Pre-Provision Net Revenue Reconciliation For the Three Months Ended March 31, December 31, September 30, June 30, March 31, (dollars in thousands) 2026 2025 2025 2025 2025 Adjusted earnings pre-tax - non-GAAP $ 25,455 $ 19,937 $ 11,615 $ 15,896 $ 16,795 Provision for credit losses 5,003 11,625 20,005 17,369 10,850 Adjusted pre-provision net revenue $ 30,458 $ 31,562 $ 31,620 $ 33,265 $ 27,645 Adjusted pre-provision net revenue per diluted share $ 1.43 $ 1.44 $ 1.45 $ 1.52 $ 1.27 Adjusted pre-provision net revenue to average assets 1.91% 1.86% 1.81% 1.86% 1.50%

23 Non-GAAP Reconciliations (unaudited) Efficiency Ratio Reconciliation For the Three Months Ended March 31, December 31, September 30, June 30, March 31, (dollars in thousands) 2026 2025 2025 2025 2025 Noninterest expense - GAAP $ 50,424 $ 77,192 $ 49,814 $ 49,992 $ 203,005 Loss on sale of loan portfolios — (23,051) — — — Impairment on goodwill — — — — (153,977) Adjusted noninterest expense $ 50,424 $ 54,141 $ 49,814 $ 49,992 $ 49,028 Net interest income - GAAP $ 57,417 $ 58,702 $ 61,117 $ 58,695 $ 58,290 Effect of tax-exempt income 218 221 209 267 208 Adjusted net interest income 57,635 58,923 61,326 58,962 58,498 Noninterest income - GAAP 22,122 26,867 20,016 23,534 17,763 (Gain) loss on sales of investment securities, net 1,731 — (14) — — Gain on sale of mortgage servicing rights (2,077) — — — — Loss on limited partnership investments 1,689 134 315 1,028 620 Adjusted noninterest income 23,465 27,001 20,317 24,562 18,383 Adjusted total revenue $ 81,100 $ 85,924 $ 81,643 $ 83,524 $ 76,881 Efficiency ratio 62.17% 63.01% 61.01% 59.85% 63.77 % Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share As of March 31, December 31, September 30, June 30, March 31, (dollars in thousands, except per share data) 2026 2025 2025 2025 2025 Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 558,954 $ 565,499 $ 584,001 $ 573,705 $ 571,437 Adjustments: Preferred Stock (110,548) (110,548) (110,548) (110,548) (110,548) Goodwill (7,927) (7,927) (7,927) (7,927) (7,927) Other intangible assets, net (8,159) (8,876) (9,619) (10,362) (11,189) Tangible common equity $ 432,320 $ 438,148 $ 455,907 $ 444,868 $ 441,773 Less: Accumulated other comprehensive loss (AOCI) (69,582) (60,333) (62,966) (73,988) (72,339) Tangible common equity excluding AOCI $ 501,902 $ 498,481 $ 518,873 $ 518,856 $ 514,112 Total Assets to Tangible Assets: Total assets—GAAP $ 6,547,963 $ 6,513,420 $ 6,911,515 $ 7,107,878 $ 7,284,804 Adjustments: Goodwill (7,927) (7,927) (7,927) (7,927) (7,927) Other intangible assets, net (8,159) (8,876) (9,619) (10,362) (11,189) Tangible assets $ 6,531,877 $ 6,496,617 $ 6,893,969 $ 7,089,589 $ 7,265,688 Common Shares Outstanding 20,813,975 21,169,854 21,543,557 21,515,138 21,503,036 Tangible Common Equity to Tangible Assets 6.62% 6.74% 6.61% 6.27% 6.08 % Tangible Book Value Per Share $ 20.77 $ 20.70 $ 21.16 $ 20.68 $ 20.54 Tangible Book Value Per Share, excluding AOCI $ 24.11 $ 23.55 $ 24.08 $ 24.12 $ 23.91